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As filed with the Securities and Exchange Commission on April 5, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SPESCOM SOFTWARE INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation or Organization)	95-3634089 (I.R.S. Employer Identification No.)

10052 Mesa Ridge Court, Suite 100
San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 1996 Stock Option Plan
(Full title of the Plan)

John W. Low
Chief Financial Officer and Secretary
Spescom Software Inc.
10052 Mesa Ridge Court, Suite 100, San Diego, CA 92121
(Name and Address of Agent for Service)
 (858) 625-3000
(Telephone number, including area code, of agent for service)

Copies to:
Russell C. Hansen, Esq.
Gibson, Dunn & Crutcher LLP
1881 Page Mill Road
Palo Alto, California 94304
(650) 849-5300

CALCULATION OF REGISTRATION FEE(1)

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(4)

Common Stock, no par value per share (to be issued pursuant to the Amended and Restated 1996 Stock Incentive Plan)	5,425,000 shares	$0.45	$2,441,250.00	$309.31

(1)
This Registration Statement relates to the registration of securities under the registrant's Amended and Restated 1996 Stock Incentive Plan.

(2)
This Registration Statement covers, in addition to 5,425,000 shares of Common Stock, no par value, indicated above, options and other rights to purchase or acquire the shares of Common Stock under the above-referenced plan and, pursuant to Rule 416(c), an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(3)
Estimated solely for the purpose of determining the registration fee.

(4)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock on the Over The Counter Bulletin Board on April 1, 2004, which was $0.45.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents heretofore filed by Spescom Software Inc. (formerly, Altris Software, Inc.) with the Securities and Exchange Commission (the "Commission") are by this reference incorporated in and made a part of this Registration Statement:

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year September 30, 2003, filed December 29, 2003, including all material incorporated by reference therein;

  (b)
  The Registrant's definitive proxy, filed December 30, 2003;

  (c)
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, filed February 13, 2004;

  (d)
  The Registrant's Current Reports on Form 8-K filed with the Commission on October 1, 2003, October 10, 2003 and February 2, 2004;

  (e)
  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above;

  (f)
  The description of the Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on December 5, 1991.

        All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, provided, however, that the Registrant is not incorporating any information furnished under either Item 9 or Item 12 of any Current Report on Form 8-K.

        Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Section 317 ("Section 317") of California General Corporation Law, as amended, generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expense of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful, and (iii) may be indemnified by the corporation for the expense of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation. No indemnification shall be made under clause (iii) above, however, if the director or officer is adjudged liable to the Company, unless the court in which such action or suit was brought determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the shareholders or a court of competent jurisdiction.

        Article VI of the Company's Bylaws provides in substance, that to the maximum extent permitted by California law, each director and officer shall be indemnified against expenses, judgments, fines, settlements and other amounts reasonably incurred in connection with any proceeding arising by reason of the fact that such officer or director is or was an agent of the Company. The indemnification provided by the Company's Bylaws is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

        Section 204(a)(10) ("Section 204(a)(10)") of California General Corporation Law, as amended, generally allows corporations to eliminate or limit the personal liability of a director for monetary damages in a derivative action for breach of a director's duties to the corporation and its shareholders, except for liability for (i) acts or omissions involving intentional misconduct or a knowing violation of the law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived a personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of California General Corporation Law, or (vii) under Section 316 of California General Corporation Law.

        Article IV of the Company's Articles of Incorporation provides that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Section 204.5(a) of California General Corporation Law provides that if the articles of a corporation contain such a provision, the corporation shall be considered to have adopted a provision as authorized by Section 204(a)(10).

        The Registrant maintains liability insurance insuring the Registrant's officers and directors against liabilities that they may incur in such capacities.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

Exhibit Number	Exhibit
5.1	Legal Opinion of Gibson, Dunn & Crutcher LLP.
10.1	Amended and Restated 1996 Stock Incentive Plan.
23.1	Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.1).
23.2	Consent of Grant Thornton LLP, Independent Certified Public Accountants.
24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

Item 9. Undertakings

        A.    The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering under the Plan.

        B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 2nd day of April, 2004.

SPESCOM SOFTWARE INC.
By:	/s/ JOHN W. LOW John W. Low Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That each such person whose signature appears below constitutes and appoints, jointly and severally, Carl Mostert and John W. Low, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, including pre-effective and post-effective amendments, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Name and Signature	Title	Date
/s/ CARL MOSTERT Carl Mostert	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 2, 2004
/s/ JOHN W. LOW John W. Low	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	April 2, 2004
/s/ D. ROSS HAMILTON D. Ross Hamilton	Director	April 2, 2004
/s/ HILTON ISAACMAN Hilton Isaacman	Director	April 2, 2004
/s/ JOHANN LEITNER Johann Leitner	Vice President, Strategic Marketing; Director	April 2, 2004

/s/ LARRY D. UNRUH Larry D.Unruh	Director	April 2, 2004
/s/ JAMES P. MYERS James P. Myers	Director	April 2, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Legal Opinion of Gibson, Dunn & Crutcher LLP.
10.1	Amended and Restated 1996 Stock Incentive Plan.
23.1	Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.1).
23.2	Consent of Grant Thornton LLP, Independent Certified Public Accountants.
24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX